EXHIBIT 18
                                                                      ----------


January 22, 2004


Securities and Exchange Commission
Washington, DC 20549


Re:   Waste Technology Corporation
      Form 10-KSB, October 31, 2003


Dear Sir/Madam:

Enclosed is form 10-KSB for Waste Technology Corporation for the period ending October 31, 2003.

There has been no change in fiscal 2003 from fiscal 2002 in any accounting principles or practices or in the methods of application of those principles or practices.

Sincerely,

WASTE TECHNOLOGY CORPORATION




William E. Nielsen
President & CEO

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